                                                        EX 10.14

                                   AGREEMENT

This Agreement is made and entered into on this 30th day of November 1992, by and between TOSHIBA CORPORATION, ("TOSHIBA"), a Japanese corporation with its principal place of business at 1.1, Shibaura, 1-chome, Minato-ku, Tokyo 105, Japan, and CEMAX, INC. ("CEMAX"), a California corporation with its principal place of business at 46750 Fremont Boulevard, Suite 207, Fremont, California, 94538. The term of this agreement shall be for five (5) years from the effective date above. This agreement is renewable thereafter on a year-to-year basis unless a prior termination 6 months advance notice is given by one party to the other.

                                    RECITALS

        WHEREAS, CEMAX has developed certain software listed on Exhibit "A" attached hereto (the "SOFTWARE").

        WHEREAS, TOSHIBA and CEMAX are desirous that CEMAX support the development of a direct digital connection ("DIGITAL CONNECTION") between the workstation consisting of the Sun Microsystems' SPARCstation computer system, the SOFTWARE, and TOSHIBA's 900/600 series and "X" series CT scanners.

        WHEREAS, TOSHIBA is desirous of obtaining, and CEMAX is willing to grant TOSHIBA, a non-exclusive license to use, copy for resale, and sell the SOFTWARE for use on the TOSHIBA workstation referred to as "Xtension".

        WHEREAS, the parties are desirous of establishing the terms and conditions under which CEMAX is to provide TOSHIBA with a non-exclusive license for the SOFTWARE and support development of the Xtension, and other rights and obligations.

NOW THEREFORE, the parties hereto hereby agree as follows:

        LICENSE, COMPETITIVE PRODUCTS.

        (a) LICENSE. CEMAX hereby grants TOSHIBA a non-exclusive, license ("LICENSE") for the entire world to use, copy for resale, and sub-license the SOFTWARE and DIGITAL CONNECTION (in object code form only) for a period of five years from the data of this AGREEMENT but only in connection with TOSHIBA medical imaging equipment.

        (b) LICENSE EXTENSION. TOSHIBA may extend to its subsidiary the rights and licenses granted to TOSHIBA under this Agreement. "Subsidiary" shall mean a company in which more than fifty percent of the stock entitled to vote for the election of directors is now or hereafter owned and controlled by, but only
                (i) so long as such ownership and control exists; (ii) if the subsidiary expressly agrees in writing to assume all the obligations this Agreement imposes on TOSHIBA. TOSHIBA AMERICA MEDICAL SYSTEMS, INC. ("TAMS") shall be extended the rights and licenses of TOSHIBA hereunder and the rights and obligations of TAMS shall be expressly provided herein.


Revised October 21, 1992            Page 1            Toshiba Agreement 10/5/92

        (c) REQUIRED PROVISIONS OF SUBLICENSE. Each sublicense (""Sublicense'') granted by TOSHIBA or TAMS must be in the form of a written agreement. CEMAX and TOSHIBA shall agree on a standard form of agreement to be used in granting Sublicenses. TOSHIBA shall provide CEMAX with a copy of the current version and subsequent versions of such standard agreement before its use in granting Sublicenses. TOSHIBA may make reasonable amendments to its Sublicense agreement in order to meet the requirements of its Sublicenses, provided that every Sublicense includes, at a minimum, terms and conditions equivalent to the limitations of warranty and liability set forth in this AGREEMENT.

        (d) PAYMENTS. As consideration for the LICENSE granted herein TOSHIBA or TAMS shall pay CEMAX the amounts stated in Exhibit "B" or "C" respectively during the initial TOSHIBA fiscal year of this Agreement, for each copy of the SOFTWARE furnished to TOSHIBA or TAMS. Thereafter, the amounts stated in Exhibit "B" and "C" shall be subject to [ *
                       * ] between the parties hereto, [ *
                           * ] unless otherwise agreed to between the parties
                hereto.

                The above payments include any income tax imposed by the Government of Japan on CEMAX's income under this AGREEMENT. TOSHIBA shall [ *
                                       * ]  CEMAX under this AGREEMENT and shall
                pay such [ *                                            * ] on
                behalf of CEMAX. TOSHIBA shall send to CEMAX [ *
                                                           * ] after it is
                issued by such tax authorities.

        (e) TERMS OF PAYMENT. TOSHIBA/TAMS shall pay total amounts for copies of SOFTWARE received by TOSHIBA from CEMAX or copied by TOSHIBA/TAMS under this AGREEMENT [ *
                                * ]

                With such payment, TOSHIBA/TAMS shall deliver to CEMAX a written statement setting forth the amount due and the number of copies received or copied during such quarter. The payment by TOSHIBA hereunder shall be made in United States Dollars by wire transfer to the bank account to be designated by CEMAX.

        (f) QUANTITY. The quantities set forth in Exhibit "B" and "C" are estimates only and TOSHIBA/TAMS shall be under no obligation to pay for any specific number of copies of the SOFTWARE during any specific period, other than as set forth in Section 3 below.

2.      DEVELOPMENT OF INTERFACE; CEMAX LICENSE. While TOSHIBA and TAMS
                continue to buy [ *                      * ] copies during any
                fiscal year period CEMAX shall exercise its reasonable best efforts to support development of the DIGITAL CONNECTION, and TOSHIBA shall reasonably cooperate with CEMAX in such regard. CEMAX shall exercise its reasonable best efforts to support development of updates and upgrades to the DIGITAL CONNECTION throughout the term of this Agreement. All rights, title, and interest, including, without limitation, any rights to any patents, copyrights, and other proprietary information (including without limitation, the source code) relating to any and all invention for the DIGITAL CONNECTION (including updates and upgrades to it made by CEMAX) shall belong to CEMAX. CEMAX shall not use or register any mark identical to or similar with "Xtension". All rights to the name "Xtension" shall belong to TOSHIBA. In the case where [ *
                      * ] during a fiscal period a good faith negotiation will
                take place to compensate CEMAX for the updates and upgrades to the DIGITAL CONNECTION.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Revised November 24, 1992          Page 2        Toshiba Agreement 10/5/92

3.      CEMAX LICENSE

        (a) In the event that TOSHIBA and TAMS shall fail to pay CEMAX for a minimum of twenty-one (21) copies of the SOFTWARE modules in any fiscal year period, then effective as of the end of such period and for the next succeeding fiscal year, CEMAX shall have the right and license to use, copy, and sublicense the DIGITAL CONNECTION, as improved, modified, or enhanced from time to time, including any and all patents, copyrights, and other proprietary information (but excluding any source code and trademarks) relating to the DIGITAL CONNECTION, in connection with the sale of the SOFTWARE, but only for the purposes set forth in Subsection 3(b) below, CEMAX must provide TOSHIBA thirty (30) days written advance notice prior to receiving the rights detailed in this paragraph.


        (b) In the event that any potential end-user of the SOFTWARE shall then operate CEMAX SOFTWARE and a Toshiba CT scanner, or such end-user shall desire, for whatsoever reason, to purchase CEMAX SOFTWARE to be used with the Toshiba CT scanner, then CEMAX shall have the right and license to use, copy, and sublicense the DIGITAL CONNECTION, without payment of any fees to TOSHIBA, as improved, modified, or enhanced from time to time, including any and all patents, copyrights, and other proprietary information (but excluding any source code and trademarks) relating to the DIGITAL CONNECTION, in connection with the sale of the SOFTWARE to such end user, but only for the periods of time set forth in Subsection 3(a) above and only of the purpose of establishing an interface between the CEMAX workstation and the TOSHIBA CT scanner.

4.      WARRANTY: LIMITATION OF LIABILITY.

        (a) TERMS. CEMAX hereby warrants that each copy of the SOFTWARE and DIGITAL CONNECTION purchased by TOSHIBA OR TAMS hereunder (whether pursuant to the LICENSE or otherwise), when delivered and for a period of one year thereafter, will be capable of performing to TOSHIBA's reasonable satisfaction, reasonably free from errors, the functions described in the applicable specifications for such SOFTWARE and DIGITAL CONNECTION. If TOSHIBA finds what it believes to be errors or failure of the SOFTWARE and DIGITAL CONNECTION to meet specifications, as TOSHIBA's sole remedy under this Section 4(a), CEMAX will use its best reasonable efforts to correct promptly, at no cost to TOSHIBA any such errors. This warranty shall be for the benefit of TOSHIBA and its customers.


        (b) WARRANTY EXCLUSION. THE WARRANTIES STATED HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (C) LIMITATION OF LIABILITY. IN NO EVENT SHALL CEMAX HAVE ANY LIABILITY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFIT, EVEN IF CEMAX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.










Revised November 24, 1992           Page 3           Toshiba Agreement 10/5/92

5. LIMITATION OF LIABILITY OF TOSHIBA. IN NO EVENT SHALL TOSHIBA HAVE ANY LIABILITY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFIT, EVEN IF TOSHIBA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

6.  INDEMNIFICATION.

    (a) CEMAX INDEMNIFICATION. CEMAX shall, at its own cost and expense, defend, indemnify, and hold TOSHIBA/TAMS and its employees, representatives, and affiliates, harmless from and against any and all claims, lawsuits, damages, losses, liabilities and expenses (including attorney's fees) arising out of any allegations of patent, trademark, copyright, or trade secret infringement, or out of any allegations of defect relating to the SOFTWARE and DIGITAL CONNECTION or otherwise out of performance of this AGREEMENT by CEMAX.

    (b) LIMITATION OF CEMAX INDEMNIFICATION. In the event that CEMAX determines that continued use of the SOFTWARE and DIGITAL CONNECTION would constitute infringement as set forth in paragraph (a) above, CEMAX shall, at its expense, (i) modify the SOFTWARE and DIGITAL CONNECTION so as to eliminate such infringement, or (ii) obtain a license for the continued use of the SOFTWARE and DIGITAL CONNECTION. CEMAX shall have no liability for any claim of infringement if the alleged infringement arises from (i) licensing of other than the current unaltered version of the SOFTWARE and DIGITAL CONNECTION unless the alteration is done with CEMAX's consent or (ii) any combination of the SOFTWARE and DIGITAL CONNECTION with programs or data not developed by CEMAX if CEMAX can show that such combination is the cause of the infringement.

    (c) TOSHIBA INDEMNIFICATION. TOSHIBA agrees to defend, indemnify, and hold CEMAX and its employees, representatives, and affiliates harmless from and against any and all claims, lawsuits, damages, losses, liabilities and expenses (including attorney's fees), arising out of any breach of the obligations provided hereunder.

    (d) PROCEDURE. The indemnitee shall promptly notify the indemnitor of any claim for indemnification hereunder ("Claim"). The indemnitor has the right to defend and settle at its sole expense all suits or proceedings arising out of any Claim. The indemnitor shall not, without the prior written consent of the indemnitee, enter into any settlement which limits, restricts, or otherwise adversely affects the ability of the indemnitee to conduct its business. In all events, the indemnitee shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing, at its own expense.

    (e) CEMAX TRADEMARKS. TOSHIBA shall not have any right to utilize any trademarks of CEMAX, including but not limited to those listed on Exhibits A, B, and C hereto, in connection with the marketing of the SOFTWARE and DIGITAL CONNECTION, or otherwise, without the prior written consent of CEMAX, and agrees not to do so.



Revised November 24, 1992              Page 4          Toshiba Agreement 10/5/92

  (f) INSURANCE. To protect TOSHIBA/TAMS from the allegations against which CEMAX is to indemnify TOSHIBA/TAMS hereunder, CEMAX shall, throughout the term of this Agreement, carry Comprehensive General Liability Insurance in the amount of not less than $1,000,000 combined single limit, and shall furnish a certificate of such insurance to TOSHIBA/TAMS, naming TOSHIBA/TAMS as additional insured. Such insurance shall refer to the indemnification provision set forth in this Agreement. No such policy shall be canceled or modified except after 30 days prior written notice to TOSHIBA/TAMS and furnishing TOSHIBA/TAMS with renewals thereof.

7. ENHANCEMENTS. All bug fixes and enhancements developed by CEMAX to support the ongoing reliable functionality of the LICENSED SOFTWARE and DIGITAL CONNECTIONS shall be furnished to TOSHIBA free of charge, promptly after development of the same.

   Any modifications, new features, or improved version "MODIFICATIONS" of the SOFTWARE and DIGITAL CONNECTION shall not be covered by this Agreement, provided, however, that the parties shall negotiate in good faith with regard to licensing such MODIFICATIONS to TOSHIBA at prices consistent with the value of such MODIFICATIONS and on other terms similar to those set forth herein.

8. SOURCE CODE ESCROW.

   (a) ESCROW AGENT. Immediately upon execution of this Agreement, CEMAX shall deposit with an escrow agent selected by CEMAX and reasonably acceptable to TOSHIBA ("ESCROW AGENT"), the full source code language of the SOFTWARE, as well as source code enhancements and modifications to the SOFTWARE (together referred to as the "SOURCE CODE"), within ten (10) days after the same becomes available. ESCROW AGENT shall act as custodian of the SOURCE CODE as long as this Agreement shall be in effect. ESCROW AGENT shall establish a receptacle in which the SOURCE CODE will be placed and shall place the receptacle under the control of one officer of ESCROW AGENT selected by ESCROW AGENT from time to time, whose identity shall be available to the parties at all times. The parties shall execute a standard escrow agreement as may be reasonably requested by ESCROW AGENT which shall incorporate the provisions of this Section.

   (b) INSOLVENCY. Upon the occurrence of any one of the following events:

       (i) the filing of a petition for bankruptcy by CEMAX, or the making of an assignment for the benefit of creditors or similar proceedings;

       (ii)   liquidation of CEMAX,

       (iii) CEMAX's inability or failure to reasonably support the SOFTWARE within ninety (90) days after receiving written notification of such failure; and

       (iv)   discontinuation of business by CEMAX,

   ESCROW AGENT is herby authorized to provide to TOSHIBA, upon TOSHIBA's written request, a copy of the SOURCE CODE. TOSHIBA's request shall be made by an officer of TOSHIBA and shall set fourth the facts indicating that one of the events described above had occurred and is continuing to occur and that TOSHIBA is entitled to a copy of the SOURCE CODE. TOSHIBA shall provide CEMAX with a copy of its written request. CEMAX shall have the right to dispute the facts set forth in TOSHIBA's request. In the event of such dispute, ESCROW AGENT shall retain the SOURCE CODE and the parties shall promptly proceed with arbitration in accordance with Section 18 of this Agreement.


Revised November 24, 1992          Page 5        Toshiba Agreement 10/5/92

     (c) ESCROW FEES. The fees of the ESCROW AGENT shall be paid by TOSHIBA. Annual ESCROW fees shall not exceed $1,500.00 US.

     (d) USE OF SOURCE CODE. TOSHIBA shall only have the right to use the SOURCE CODE for the purpose of maintaining the SOFTWARE and for supporting end-users and for no other purpose. The SOURCE CODE shall be deemed to be confidential information as provided in Section 13 hereof with TOSHIBA subject to all of the obligations set forth therein with regard to such SOURCE CODE.

     (e) AVAILABILITY OF SOFTWARE AND DIGITAL CONNECTION. TOSHIBA shall have the right to continue to purchase the SOFTWARE from ESCROW AGENT or receiver per terms and conditions of the Agreement.

 9. MARKETING MATERIALS. CEMAX shall provide TOSHIBA with samples of marketing literature, films, slides, videos, and other promotional materials concerning the SOFTWARE, as reasonably requested by TOSHIBA from time to time, during the term of this Agreement.

10. TRAINING. CEMAX shall provide reasonable ongoing clinical applications and sales training to a reasonable number of representatives of TOSHIBA, as designated by TOSHIBA at CEMAX facilities. Such training shall be provided free of charge. However, all travel and lodging expenses associated with such training shall be borne by TOSHIBA.

11. DUTIES OF TOSHIBA. TOSHIBA shall bear entire responsibility for the installation of the SOFTWARE and for training and supporting employees of its customers on the use thereof.

12. VISITORS. If necessary, CEMAX will permit any visitors designated by TOSHIBA to visit its facilities during normal business hours and upon reasonable notice, in order to examine demonstrations of the SOFTWARE provided that such visits do not unduly disrupt the operations of CEMAX. CEMAX shall not be responsible for any travel and lodging expenses of such visitors. At TOSHIBA's request, CEMAX shall, at TOSHIBA's cost, send representatives to any clinical site located in the world, in order to assist TOSHIBA with demonstrations of the SOFTWARE to potential purchasers of such products.

13.  CONFIDENTIALITY.

     (a) REQUIREMENT OF WRITING. To the extent to which either party hereto finds it necessary or desirable to disclose its confidential information to the other party to this AGREEMENT, the disclosure shall be made in writing with confidential information being so identified or if the disclosure is oral it shall be identified as confidential at the time of disclosure and again identified in writing to the other party within one (1) week of such oral disclosure. Subsection (b) below will not apply to such orally disclosed information if not so identified in writing.

     (b) RESTRICTIONS ON DISCLOSURE. A party receiving confidential information under Subsection (a) above shall, for a period of five
          (5) years from the date of disclosure take reasonable precautions to prevent disclosure thereof to outside parties in the absence of advance written approval from the disclosing party and shall not use such confidential information for any purpose except as provided herein; provided that these obligations shall not apply to (1) information known to the recipient prior to receipt of the disclosure, (2) information which is known to the public or becomes known to the public without fault of the party receiving the disclosure, or (3) information lawfully received from an outside party who has the right to make such a disclosure.

     (c) RESTRICTIONS ON PUBLICATION. CEMAX shall not publish or otherwise disclose to others information regarding the development of the DIGITAL CONNECTION for TOSHIBA without the prior written consent of TOSHIBA.

Revised November 24, 1992             Page 6          Toshiba Agreement 10/5/92

     (d) TOSHIBA'S MATERIALS. All designs, drawings, documentation, and the like furnished by (i) TOSHIBA to CEMAX for the purpose of assisting CEMAX in the development of the Xtension shall remain the exclusive property of TOSHIBA, (ii) CEMAX to TOSHIBA in connection with the SOFTWARE (including the object code thereof) shall remain the exclusive property of CEMAX. Neither party shall release such information into the public domain without the prior written consent of the other party. Upon either party's request, or upon termination of this AGREEMENT, whichever is earlier, the other party shall return such materials to the requesting party.

     (e) RESTRICTION OF DISCLOSING TERMS OF AGREEMENT. Each party agrees to keep the terms of this AGREEMENT strictly confidential. CEMAX agrees that third parties shall not be allowed to view the operation or results of the Xtension.

14. REPRESENTATIONS. Each party herby represents and warrants that this AGREEMENT does not conflict with any other agreement or understanding to which it may be a party.

15. NOTICES. Any notice to be provided hereunder shall be in writing and shall be deemed given when placed in the United States mail registered or certified, postage prepaid, or if personally delivered, addressed as follows:

            If to TOSHIBA:       Toshiba Corporation
                                 International Agreements
                                  Negotiations and Legal Services Division
                                 1-1, Shibaura 1-chome
                                 Minato-ku
                                 Tokyo 105, Japan

                                 Attn: Manager


            If to CEMAX:         CEMAX, Inc.
                                 46750 Fremont Boulevard
                                 Suite 207
                                 Fremont, California 94538
                                 U.S.A.

                                 Attn: President and CEO


16. COMPLIANCE WITH LAWS.

     (a) CEMAX'S RESPONSIBILITY. Except as set forth below, CEMAX shall comply with all laws and regulations applicable to development and license of the SOFTWARE including, without limitation, obtaining all approvals required under the United States Food and Drug Administration and other Federal, state and local laws and regulations.

     (b) U.S. EXPORT REGULATIONS. TOSHIBA understands that CEMAX is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. TOSHIBA warrants that it will comply in all aspects with all export and re-export restrictions applicable to the SOFTWARE, and related materials, and agrees to indemnify CEMAX for any damages arising out of TOSHIBA's failure to comply with the foregoing.

17. GOVERNING LAW. This AGREEMENT shall be governed and construed in accordance with the laws of the State of California.







Revised November 24, 1992         Page 7         Toshiba Agreement 10/5/92

18. ARBITRATION: WAIVER OF PUNITIVE DAMAGES. All disputes between the parties hereto arising out of this AGREEMENT or any modification thereof shall be first settled by good faith negotiations between the parties, and if the parties are unable to settle, then such disputes shall be resolved through arbitration, in accordance with the rules of the American Arbitration Association and the laws of the State of California. Each party shall select one arbitrator. The two arbitrators so selected shall in turn select a third arbitrator. The decision of the arbitrators shall be final and be enforced in any court having jurisdiction over the parties. The cost of arbitration shall be shared equally by the parties. The parties hereby waive any right that they may have to seek punitive damages against each other, whether such right arises under contract laws, torts, product liability, or other laws.

19. COMPLETE AGREEMENT: AMENDMENT. This AGREEMENT, including the exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings and arrangements, whether oral or written including, without limitation, the Letter of Intent dated October 15, 1990. The AGREEMENT may not be amended except by a writing signed by both parties.

    TOSHIBA CORPORATION                         CEMAX, INC.


    By: /s/ S. Yamashita                        By: /s/ Terry Ross
       -----------------------------               -----------------------------
       S. Yamashita, General Manager
       International Agreements Negotiations &            President & CEO.
       -----------------------------               -----------------------------
       Name and Title Legal Service Division               Name and Title


    Agreed:

    TOSHIBA AMERICA MEDICAL SYSTEMS, INC.


    By: /s/ Fredric J. Friedberg
       -----------------------------
       Fredric J. Friedberg
       -----------------------------
              Name and Title
              Vice President








Revised October 21, 1992             Page 8            Toshiba Agreement 10/5/92

                                  EXHIBIT "A"


                                    TOSHIBA
                                  XTENSION(TM)
                                 SPECIFICATIONS




Toshiba Xtension(TM) specifications are designed to provide a description of the major software elements included. Toshiba software operates on all Sun SPARC Microsystems workstations. Complete turnkey workstation/software solutions are readily available from Toshiba. For easy reference, software specifications are divided into the following categories:



        I        IMAGE CREATION AND VIEWING 2D

        II       IMAGE CREATION AND VIEWING 3D

        III      PROTOCOLS

        IV       TOOL BOX

        V        PATIENT STATUS

        VI       RETRIEVE/ARCHIVE

        VII      SYSTEM CONTROL

        VIII     CLINICAL APPLICATION MODULES

        IX       DIGITAL INTERFACE TO TOSHIBA
                 SCANNERS

        X        OPTIONS













Revised November 24, 1992          Page 9        Toshiba Agreement 10/5/92

                        I. IMAGE CREATION AND VIEWING 2D


- - Interactive multi image display capability (1 on 1, up to 48 on 1)
- - Interactive movie display with speed control
- - Interactive window width and level adjustment with user-defined presets
- - Interactive orthogonal, oblique or curved slice reformats, "cube tool"
- - Interactive image magnification
- - Interactive interrupt, cancel, continue of background cases
- - User selectable queuing of case processing
- - User selectable foreground or background processing
- - Multi modality display capability
- - Multitasking of any number of cases processing
- - Image annotation on/off
- - Multiple regions of interest
- - Irregular or rectangular ROI's
- - CT/MRI value readout
- - 8 bit display of single grey scale, dual grey scale or color
- - Life size filming from protocols
- - Pan to center object on monitor or focus on a particular area of interest
- - Gantry tilt correction
- - Scout image generation from original data set


                       II. IMAGE CREATION AND VIEWING 3D


- - High resolution volume rendering
- - Tissue differentiation via computer assisted seed point and thresholding
- - Tissue differentiation by computer assisted edge tracking
- - Ray tracing for maximum intensity voxel projection (angiography images)
- - Interactive multi image display capability (1 on 1, up to 48 on 1)
- - Interactive "melt-thru" of 3D image data by tissue types
- - Interactive movie display with speed control
- - Interactive image magnification
- - Interactive color manipulation
- - Interactive transparency
- - Interactive cutting planes with superimposed grayscale information on cutplane surfaces
- - Interactive interrupt, cancel, continue of background cases
- - Interactive surface rendering
- - Interactive rapid rotation about any axis in space
- - User defined protocols for automatic image creation
- - User defined protocols for automatic movie loop creation
- - User defined formats for automatic filming
- - User selectable foreground or background processing
- - User selectable queuing of case processing

Revised November 24, 1992            Page 10          Toshiba Agreement 10/5/92

- -   Multiple or single saved views for future review
- -   Multitasking of any number of cases processing
- -   Multiple light source capability
- -   Computer enhanced automated disarticulation (using 2D slices)
- -   Unlimited frames for high temporal or spatial movie resolution
- -   Life size images from protocols
- -   Gantry tilt correction
- -   Scout image generation from original date set



                                 III. PROTOCOLS

- -   Protocols comprised of selecting, computing, formatting and filming images
- -   Automated clinical protocols by application
- -   Protocol interrupt/resume
- -   Protocol abort
- -   Protocol on/off
- -   Pre-defined clinical protocol packages



                                  IV. TOOL BOX

FILMING TOOL

- -   Automatic filming using predefined protocols
- -   Interactive film format selection
- -   User selectable background or foreground filming
- -   Sharing of laser camera with scanner
- -   Spooling allows queuing of actual filming until camera is ready


STATISTICS AND QUANTITATION TOOL

- -   Dynamic CT, MR pixel intensity measurements
- -   Point-to-point distance measurement
- -   Angle between three (3) points or between two lines defined on an image
- -   Area calculation for user-specified regions of interest
- -   Volume calculation for user-specified volume of interest
- -   Multiple ROI and VOI calculations











Revised November 24, 1992        Page 11       Toshiba Agreement 10/5/92

COLOR TOOL

- - Interactive window and level for grey scale images for all or selected images on screen
- -  Interactive creation of colors to add to color palette
- -  Continuous control of color transparency
- -  True color selection from 16 million color palette


ROI TOOL FOR DISARTICULATION & AUTODRAW(TM)

- -  Automatic ROE definition. Aids in fast soft tissue segmentation
- -  Multiple ROI's


                               V.  PATIENT STATUS

- -  Acquisition status with user interrupt capability
- -  Processing status with user interrupt capability
- -  Filming status with user interrupt capability
- - Interactive prioritization of foreground, background, filming, acquisition, processing
- -  Interactive pause and continue
- -  Available disk space displayed upon request
- -  Job status indicator to monitor progress of background jobs
- -  Automatic listing by name
- -  Automatic listing by procedure


                             VI.  RETRIEVE/ARCHIVE

- -  Accepts data from Toshiba 900, Xpress, and Xspeed
- -  Automatic organization by either patient name, run number, or date
- - Automatic annotation of patient name, run number, patient orientation, and window width and level values
- -  Accepts data from and archives data to 9 track magnetic tape
- -  Accepts data from and archives data to Sun Microsystems compatible cartridge
- - User selectable archiving of original slices, MPR images, 3D images or movies, protocols and screen saves








Revised November 24, 1992            Page 12          Toshiba Agreements 10/5/92

                              VII. SYSTEM CONTROL

- - ICON based pull down menu selections
- - Mouse controlled point and click operation
- - Keyboard annotation and advanced user operation
- - User manual and help features on line at all times
- - High resolution, color display
- - Service diagnostics via modem
- - System initialization (boot)
- - Camera calibration
- - System shut down
- - Clock on screen at all times
- - Hospital logo identification

                       VIII. CLINICAL APPLICATION MODULES

FORMATTED SPINE MPR

- - Automatic generation of sequential reformatted views along a curve for examination of spinal cord and facet joints
- - A series of sequential views following spine curvature for evaluation of disc, cord and other soft tissue conditions
- - MPDI type automated film formatting

MANDIBULAR/MAXILLAR MAPPING

- - Automatic generation of panoramic views and cuts perpendicular to the mandible/maxilla
- - Cross reference between images for easy location
- - User definable curve for panoramic view and cut parameters
- - Life size images on film, for referring oral surgeons
- - Unattended filming for high throughput
- - Minimal use of film
- - Optimal film presentation for dental practitioners

Revised November 24, 1992            Page 13          Toshiba Agreement 10/5/92

                                AMENDMENT NO. 1
                                       TO
                     THE AGREEMENT DATED NOVEMBER 30, 1992

This Amendment No. 1 is made by and between Cemax, Inc., a California corporation having its principal place of business at 46750 Fremont Boulevard, Suite 207, Fremont, California 94538, U.S.A. (hereinafter referred to as "CEMAX") and Toshiba Corporation, a Japanese Corporation having its principal place of business at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-01, Japan (hereinafter referred to as "TOSHIBA").

WHEREAS, CEMAX and TOSHIBA entered into the Agreement as of November 30, 1992 (hereinafter referred to as "the Agreement"); and

WHEREAS, both parties agree on revising the Agreement, so as to add a license for the improved versions of the LICENSED SOFTWARE (as defined in the Agreement) and renew the Price Lists attached to the Agreement as Exhibits "B" and "C".

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties agree as follows:

1. In addition to the Toshiba Xtension(TM) Specification attached to the Agreement as Exhibit "A", the System Specifications for "Xtension 2.0" and "Xtension 2.1" attached hereto are hereby added to Exhibit "A" of the Agreement.

2.   CEMAX shall deliver to TOSHIBA, "Xtension 2.0" ALPHA version by [ *   * ],
     1996 and BETA version by [ *    * ], 1996, and "Xtension 2.1" ALPHA version
     by [ *    * ], 1996 and BETA version by [ *     * ], 1996, with each test
     reports. For the purpose of this Amendment "ALPHA" shall mean fully functional software release that has passed initial module and integrated engineering testing, at which stage the software is not suitable for full clinical use, but in final testing prior to clinical release, and "BETA" shall mean software that has completed system level testing and GMP validation and is now ready to be released to early clinical sites.

3. Exhibits "B" and "C" of the Agreement shall be combined and replaced with the new Exhibit "B" attached hereto.

4. This Amendment No. 1 shall become effective as of the date executed by both parties.

5. In all other respects, the Agreement shall remain unchanged and in full force and effect.

6. This Amendment No. 1 and the Agreement shall constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by this Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to sign this Amendment in counterparts as of the date specified below.

               Cemax, Inc.                                   Toshiba Corporation
By:                                               By:
                                                  Name:               S.
                                                  YAMASHITA
                                                  General Manager
Name:                                             Legal Affairs Division
Title:                                            Title:
Date:                                             Date:

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CEMAX CONFIDENTIAL                                              DECEMBER 6, 1995

                              SYSTEM SPECIFICATION

                                  XTENSION 2.0

                                BRIAN CAVANAUGH
                                 ARTURO GAMBOA
                                 JONATHAN REIS

                                DECEMBER 6, 1995

                                CEMAX-ICON, INC.

CEMAX CONFIDENTIAL                                              DECEMBER 6, 1995

                              SYSTEM SPECIFICATION

                                  XTENSION 2.0

1.   OVERVIEW

     Xtension 2.0 is an upgrade on the technology used for Xtension 1.32. It will be marketed by Cemax under the trade name VIP 2.0 and by Toshiba under the name Xtension 2.0.

     Xtension 2.0 provides replacement functionality for Xtension R1.3.X products.

     Xtension 2.0 includes the Multiple Objects technology that allows for
[ *
     * ] allows the creation of [ *                * ] within the anatomy.

     Xtension 2.0 included a [ *       * ] that allows [ *                 * ]
of CT and MR angio data using Maximum Intensity Projection.

     The Movie module includes SmartLoad (TM) a feature that allows
visualization of CT data in [ *                                     * ] and
comparison of [ *                                                     * ] with
preset [ *          * ] .

     Xtension 2.0 has an X-Windows Motif user interface and runs on Sun Sparc computers under Solaris 2.4.

     Xtension 2.0 includes networking connectivity to the environment of CV 1.0 (X1.0).

     Xtension 2.0 consists of a series of independent modules that can be marketed in various combinations according to the customer needs.

     Xtension 2.0 includes options to have Dicom 3.0 Query/Retrieve User capabilities and Dicom Storage Class User and Storage Class Provider functionality. This enables Xtension 2.0 to function as a Dicom 3.0 gateway for Toshiba scanners.

2.   SYSTEM SPECIFICATIONS

     Platform:

        Sun Sparc 2, 5, 10, 20, LX. Recommended 5 or 20

     Memory:

        64 Megabytes minimum required. 96 Megabytes recommended.

     Disk Space:

        1 Gigabyte for operating system, Xtension software and system files (allocate minimum of 150 Megabytes of swap space)
          2 Gigabyte minimum for data

     Display:

        Choose monitor according to components being sold and application according to the following criteria:

        Single standard Sun 8-bit landscape color monitor (1152X900 or 1280X1024) is required if:

           (1) X3D or Surface View is included.

           (2) Display color images and/or movies is desired.

        grey scale portrait monitors supported by CV (X1.0) are an option if:

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                       157

CEMAX CONFIDENTIAL                                              DECEMBER 6, 1995

           (1) VIEW will display only grey scale images, and is used primarily for display of X-ray images

           (2) [ *     * ] is used for primary display of CT and MR images, and
               display of [ *                 * ]

           (3) X3D and Surface View are not included

     Graphics cards:

        Sun GX, Turbo GS, and Turbo GX+ (Turbo GX+ needed for portrait displays)

     ArchiveTool peripherals:

        8 mm tape

        1/4 inch tape

     Pointing Device:

        Mouse

        Trackball

     Software requirements:

        Operating system is Solaris 2.4

        Xserver X11R5X*

        Window Manager: Motif release 1.2.1*

        X11 windows dynamic libraries*

     * Software is included on Xtension 2.0 distribution tape.

3.   COMPONENTS

     Xtension 2.0 consists of independent modules that are invoked from a common TopLevel interface that lets the user choose the module to use. The TopLevel also coordinates the behavior of the modules when they start so as to terminate other processes to maximize use of resources (e.g. memory). The TopLevel also provides a mechanism to allow the user to add other applications to the Xtension
2.0 environment (Note: they must comply with specific X-resource and color allocation policies as defined by Cemax).

     According to user needs the TopLevel can be configured to have one or more of the following modules:

        View -- (X1.0)

        [ *                                                     * ]

        Surface View

        [ *       * ]

        [ *       * ]

        Shutdown

     3.1    VIEW MODULE

         - Ability to select and view original images from different modalities (CT, MR, US). Also allows viewing of 3D images, saved images, scouts, scanograms and screens. User can select the screen layout to view the images.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                       158

CEMAX CONFIDENTIAL                                              DECEMBER 6, 1995

         - Ability to load and display images by patient, study, series and individual images. User can page by patient, study and image.

         - Window and Leveling of one and selected images interactively with the mouse and by using presets.

         -  Provide 2D distance measurements and angle.

         -  Text and line annotation on images.

         -  Saving of images with annotation and measurements in 8 bit mode.

         -  Control of display of original text annotation from the scanner.

         -  [ *     * ] can be invoked from the VIEW user interface and will
            automatically load and display the list of currently displayed images with their windows and levels.

         -  Common selection mechanism with all Xtension 2.0 applications.

         - Transmit interface to send images and studies to other DICOM 3.0 Storage Class Providers.

         - Folder interface to view and manipulate data on other Xtension 2.0 workstations.

     3.1.1  CLINICAL VIEW RESTRICTIONS FOR FIRST RELEASE

         [ *



                                               * ]

     3.2    MOVIETOOL

         -  Supports [ *                                         * ] , 8-bit
            grey images, 16-bit grey images, and 24-bit color images dithered to
            8-bit. [ *                 * ] cannot be played at the same time.

         - Runs on 8-bit color and 8-bit greyscale frame buffers. There need not be any special handling of greyscale frame buffers in MovieTool.

         - SmartLoad (TM) allows the comparison of same CT data in multiple windows showing predetermined Window and Levels (e.g. bone and soft-tissue). Number of comparison windows and Window and Level values are configurable.

         -  SmartLoad (TM) allows the [ *                            * ]
            sequences in different windows for echo comparison.

         - SmartLoad (TM) will load all CT and MR series belonging to one study when studies are selected...

         -  Studies not in use can be removed from display.

         -  Playback controls: [ *                              * ] , single
            step, auto [ *     * ] , and [ *       * ] selection.

         -  Simultaneous playback of [ *     * ] . All [ *     * ] at [ *
                 * ] .

         -  Ability to [ *                 * ] by a few frames with respect to
            another for rough synchronization.

         -  Interactive and Preset driven window and level adjustment for
            [ *       * ] .

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                       159

CEMAX CONFIDENTIAL                                              DECEMBER 6, 1995

         -  Ability to handle [ *     * ] and images of arbitrary dimensions
            up to monitor's resolution. Display window size is configurable.

         - Ability to communicate with other applications such as Clinical View; ability to load the set of images selected in CV, retaining window and level values.

         -  Common selection interface with all Xtension 2.0 modules.

     3.3    IMAGE CREATION
     3.3.1  VOLUME CREATION.

         - To select the slices to compose a volume and save into files for later use in the generation of 3D or MPR images.

         -  Includes the use of [ *       * ] to limit the extent of the data
            to be used. Include the use of [ *  * ] to [ *
                 * ] structures. The [ * * ] can also be used to [ *
                 * ] by [ *     * ] . Within this application, the user is
            able to select a subset of slices and [ *                * ]
            needed to [ *       * ] .

     3.3.2  ORTHOSECTION

         - To visualize volumes in orthogonal planes and also along curved surfaces.

         -  Display of 3D images for correlation using TrackTool.

     3.3.3  VOLUME VIEW

         -  Supports [ *                              * ]

         - Includes surface and transparency modes, projection and maximum intensity projections based on thresholds.

         - Allows user to set the viewing angle, image magnification and light source position.

         -  Supports Perspective rendering.

         - Allows definition of cutting planes parallel to the volume edges and the screen plane.

         -  Multiple Objects software provides [ *         * ] and [ *     * ]
            of the segmentation.

         -  Integrated segmentation in Volume View.

         - Seeding in 3D and 2D allows automatic generation of ROIs for tissues to include, exclude and tag (Multiple Objects). Morphological operations on ROIs include: dilate, contraction, opening and closure.

         - Segmentation tools supports using 3D propagation and semi-automatic segmentation with editing on 2D and 3D images.

         -  Supports wedging and tagging using square ROIs (Cookie Cutter)

         - Inset functionality renders only within a subarea of the displayed image.

         -  [ *       * ] allows simplified interaction for [ *       * ] in
            a Multiple Objects environment.

         -  [ *       * ] allows simpler [ *       * ] and [ *
                 * ] that can be later saved after customization.

         -  Queues background jobs to create [ *       * ] . Also
            functionality to queue [ *       * ] and [ *       * ] .

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                       160

CEMAX CONFIDENTIAL                                              DECEMBER 6, 1995

         -  [ *                * ] render mode displays interactively a low
            resolution image while image rotates. When desired location is achieved, the image is displayed in full resolution.

         -  [ *          * ] mode allows Window and Level control interactively
            or via presets.

         -  Supports 3D Protocols.

         -  Supports Color rendering with [ *     * ], or greyscale [ *     * ]
            edges at the [ *            * ] .

         -  Allows Panning of 3D images.

         -  Saves images, modified volumes, and rois.

     X3D FOR RELEASE 2.1 WILL CONTAIN

         -  2D Protocols

         -  SpineProbe

         -  ToothPix

     3.4    SURFACE VIEW

         -  Interactive visualization of Extracted Surface data as in XI.3.X.

         - Improved interactivity allows the user to drag a low resolution version while rotating. The high resolution image is displayed when rotation is terminated by releasing the mouse.

         -  Display from [ *           * ] included in the same input surface
            file.

         -  Control to change the magnification of the displayed image.

         - After image is displayed it can be saved for later display and filming.

     3.5    ARCHIVE/RETRIEVE

         -  Archive data from Xtension database to 1/4 inch or 8 mm tape.

         - Retrieve data from Xtension archive tapes ( 1/4 inch or 8 mm) into database.

         -  Local database allows quick access to tape contents.

         -  Xtension tapes from other systems can be added to database.

         -  Local database can be examined to load appropriate retrieval tape.

         -  Q/R DICOM 3.0 SCU functionality.

         -  Export to MAC and PC in TIFF and PICT formats for color 3D images.

         -  Interface to Toshiba Direct Connect via Xlink.

         -  Receive DICOM 3.0 images.

     3.6    STATUS

         -  Display of jobs: active, queued, suspended and terminated.

         -  Improved status presentation from Xtension 1.3.2 and CV 1.0.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CEMAX CONFIDENTIAL                                              DECEMBER 6, 1995

     3.7    SELECTION

         -  Quick access and selection of study (series) detail.

         -  Access to details for [ *       * ]: [ *     * ] surfaces,
            [ *  * ] etc.

         -  Access to files not belonging to patient (3D protocols).

         -  Deletion of patients, studies, images and other.

         - Selection and display of folders containing patient data in different nodes in Xtension network.

         -  Uniform selection mechanism for all Xtension 2.0 modules.

         - Images of different types from different lists (original, MPR, 3D) can be appended in a single list for visualization.

         - Lists can be sorted according to any of the parameters displayed. Parameters displayed and sorting criteria can be defined at configuration time.

     3.8    OTHER FEATURES

         - CV can be configured to invoke MovieTool and/or ArchiveTool from its user interface. In this case Patient, Study and Image information will be passed to the applications.

         -  Filming will be restricted to Clinical View.

         - Xtension 2.0 Supports DICOM 3.0 Storage Provider, Storage User, and Query/Retrieve User.

1.   RESTRICTIONS FOR VIP 2.0

         -  If application A (e.g. CV) invokes application B [ *        * ]
            and then application B changes the state of the selections, that information will not be communicated to the parent application.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                       162

                                  EXHIBIT "B"

                                   PRICE LIST

                                    TOSHIBA
                                (INCLUDES TAMS)
 (To be paid by TOSHIBA or TAMS for the period [ * * ] through [ *
                                       * ])

(A)   XtensionTM Software per attached spec. [ *          * ].....................   [ * ]
(B)   Xtension 2.0/2.1TM Software per attached spec. [ *          * ].............   [ * ]
(C)   Mandibular/Maxillar Mapping Spine Probe.....................................   [ * ]
(D)   Laser LinkTM Digital Interface to 3M, Kodak, AGFA, Fuji, Konica, DuPont.....   [ * ]
(E)   Upgrade to 2.x for 1.x purchased on or before [ *       * ].................   [ * ]
(F)   Upgrade to 2.x for 1.x purchased on or after [ *       * ]..................   [ * ]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                       163